UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2025, TuHURA Biosciences, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Offering Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) with respect to an at the market offering program under which the Company may offer and sell shares of its common stock, $0.001 par value (“Common Stock”), having an aggregate offering price of up to $50,000,000 through Wainwright as its sales agent. The shares of Common Stock to be offered and sold under the Offering Agreement will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-291239), which was filed with the Securities and Exchange Commission (“SEC”) on November 3, 2025 (the “Registration Statement”). A prospectus supplement related to this at the market offering program with Wainwright was filed as part of the Registration Statement on November 3, 2023. No shares of Common Stock may be sold pursuant to the Offering Agreement until the Registration Statement has been declared effective by the SEC. Sales of the shares of Common Stock, if any, will be made in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Wainwright will use commercially reasonable efforts to sell the shares of Common Stock.

The Company will pay Wainwright a cash commission of 3.0% of the gross sales price of the shares of Common Stock that Wainwright sells pursuant to the Offering Agreement. In addition, the Company has agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Offering Agreement in an amount not to exceed $75,000 in the aggregate.

The Company is not obligated to sell any of the shares of Common Stock under the Offering Agreement and no assurance can be given that the Company will sell any shares of Common Stock under the Offering Agreement, or if such sales occur, no assurance can be given as to the price or number of shares of Common Stock that will be sold, or the dates on which any such sales will take place. The Company or Wainwright may at any time suspend offers and sales under the Offering Agreement and the Offering Agreement may be terminated by either the Company or Wainwright upon proper notice to the other party. The Company currently intends to use all proceeds raised in connection with the sale of shares of Common Stock for working capital and general corporate purposes.

The Offering Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to provide indemnification and contribution to Wainwright against certain liabilities.

The foregoing description of the Offering Agreement is qualified in its entirety by reference to the full text of the Offering Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	At The Market Offering Agreement, dated November 3, 2025, between TuHURA Biosciences, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit

1.2 to the Registration Statement on Form S-3 filed by the Company on November 3, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	November 4, 2025	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer